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                                   FIRST AMENDMENT
                                          TO
                      EMPLOYMENT AGREEMENT RE: J. MICHAEL MOORE


     This First Amendment (the "First Amendment") to the Employment Agreement is executed this _____ day of September, 1998, by and between Diversified Corporate Resources, Inc. (the "Company"), and J. Michael Moore (the "Executive").

     WHEREAS, the Company and the Executive entered into that certain Employment Agreement (the "Employment Agreement") on April 10, 1997, but effective as of January 1, 1997, to set forth the terms and condition of the Executive's, employment with the Company; and

     WHEREAS, the Board of Directors of the Company has proposed certain amendments to the Employment Agreement, including an amendment that would provide that the Executive would be entitled to receive compensation through the first extension period of the Employment Agreement following a specified change in control of the Company and the termination of the Executive's employment with the Company under certain circumstances at such times and in such amounts as would be paid to the Executive during such extension period had the Executive's employment not been terminated; and

     WHEREAS, the Board has approved this First Amendment, which reflects such proposed changes; and

     WHEREAS, the Compensation Committee of the Board has approved this First Amendment; and

     WHEREAS, the Executive desires to enter into this First Amendment.

     NOW, THEREFORE, in consideration of the premises, the Employment Agreement is amended as follows:

     1. Paragraph 2 is amended by adding to the end thereof the following:

          provided, however, in the event of a "Special Change in Control" of the Company (as hereinafter defined), neither the Company nor any successor entity shall on or after the Effective Date of such Special Change in Control be entitled to give the notice referred to in Section 2(b) of this Agreement to terminate this Agreement as of December 31, 1999.

     2.   Paragraph 6b shall be amended by adding the following

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          after the first sentence thereof:

          This entire period of time described in the first sentence of this Paragraph 6b shall be referred to herein as the Severance Period. The period of twelve (12) months following the Termination Date shall be referred to herein as the Extension Period. Notwithstanding the foregoing, in the event of a Special Change in Control of the Company (as hereinafter defined) and if the Executive's employment with the Company is terminated for any reason other than Voluntary Termination (as hereinafter defined) or termination for cause as provided for herein during the twenty-four (24) month period beginning on the Effective Date of such Special Change in Control, the payments to the Executive hereunder with respect to the Extension Period shall be at such times and in such amounts as would have been paid to the Executive during the Extension Period had the Executive's employment not been terminated.

     3. Section 6d of the Employment Agreement is amended by adding the following to the end thereof:

          Notwithstanding the foregoing, in the event of a Special Change in Control of the Company (as hereinafter defined) and if the Executive's employment with the Company terminates for any reason other than Voluntary Termination (as hereinafter defined) or termination for cause as provided for herein during the twenty-four (24) month period beginning on the Effective Date of such Special Change in Control, the Company's obligation to fund the deferred compensation program shall extend until the expiration of the Severance Period.

     4. The Employment Agreement is amended by adding a new Section 13 and naming it "Certain Definitions" to read as follows:

          a. "Special Change in Control" means (i) any person or entity, including a "group" as defined in
               Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, a majority-owned subsidiary thereof, or the Executive and any

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               affiliate of the Executive, becomes the
               beneficial owner (as defined pursuant to Schedule 13(d) under the Exchange Act) of the Company's securities having twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are beneficially owned (as defined pursuant to Section 13(d) of the Exchange Act) in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.
               The "Effective Date" of such Special Change in Control shall be the earlier of the date on which an event described in (i), (ii), or (iii) occurs, or if earlier, the date of the occurrence of
               (iv) the approval by shareholders of an agreement by the Company, the consummation of which would result in an event described in (i), (ii), or (iii), or (v) the acquisition of beneficial ownership (as defined pursuant to Section 13(d) of the Exchange

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               Act), directly or indirectly, by any entity,
               person or group (other than the Company, a majority-owned subsidiary of the Company, or the Executive and any affiliate of the Executive) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities, provided, however, that the events described in
               (iv) and (v) will be considered the Effective Date of a Special Change in Control if they are followed within six (6) months by an event described in (i), (ii) or (iii)."

          b. "Voluntary Termination" shall mean Executive's resignation from the Company unless such resignation is as a direct proximate result of
               (i) without Executive's express written consent, the assignment to Executive of any duties materially inconsistent with his positions, duties, responsibilities and status (including his removal from the Board of Directors) with the Company on the Effective Date of the Special Change in Control; (ii) a reduction of Executive's base compensation and bonus compensation (other than a reduction in payments under the Company's incentive bonus program based on a reduction in net profits of the Company) to an amount that is greater than ten percent (10%) lower than such compensation on the Effective Date of the Special Change in Control; (iii) relocation of Executive's principal location of work to any location that is both (x) in excess of fifty (50) miles from the location of Executive's principal location of work on the Effective Date of the Special Change in Control, and (y) in excess of the sum of the distance from Executive's principal residence on such Effective Date to the location of the Executive's principal location of work on such Effective Date, plus fifty (50) miles;
               (iv) failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the

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               business and/or assets of the Company, by
               agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; or (v) any material breach of this Agreement as in effect on the Effective Date of the Special Change in Control by the Company.

     5. The effective date of the First Amendment shall be April 30, 1998.

     6. Except as amended by the First Amendment, the terms and condition of the Employment Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed this _____ day of September, 1998.

                                       DIVERSIFIED CORPORATE RESOURCES, INC.



                                       By:
                                       Name:
                                       Title:



                                       EXECUTIVE



                                       J. Michael Moore